SUMMIT BANCORP. SUBSIDIARY STRUCTURE
                              AS OF MARCH 17, 2000

NAME                                                                                    INCORP./(AUTH)
----                                                                                    --------------
Summit Bancorp.                                                                         New Jersey(PA)
Asset Management Corp.                                                                  New Jersey
First Valley Corporation                                                                Pennsylvania
         FirstVal Properties, Inc.                                                      Pennsylvania
         Summit Bank#                                                                   Pennsylvania
                  723 Service Corporation                                               Pennsylvania
                  NEFA Corporation                                                      Pennsylvania
                           Enclave Condominium Homeowners Association                   Pennsylvania
                  Ninth North-Val, Inc.                                                 Pennsylvania
                           Eighth North-Val, Inc.                                       Pennsylvania
                           Sixth North-Val, Inc.                                        Pennsylvania
                  Prime Abstract, Inc.                                                  Delaware
                  Summit Financial Services Group, Inc.                                 Pennsylvania(NJ)(NY)(CT)(FL)
                  UJB Financial Service Corp. (D.B.A. Summit Service Corp.)(19.4%)      New Jersey
India, Inc.                                                                             Delaware(NJ)
NYCE Corporation (9.20%)                                                                Delaware
         Card Alert Services, Inc. (10.95%)                                             Delaware
         NYCE Midwest, Inc.                                                             Delaware
Spectrum Mortgage Company, Inc.                                                         New Jersey
Summit Bank                                                                             Connecticut
         Pinnacle Investment Corporation                                                Connecticut
         The NSS Realty Corporation                                                     Connecticut
Summit Bank#                                                                            New Jersey(MD)
         Corporate Dynamics                                                             New Jersey(PA)
         Cranford Aircraft Commercial Leasing Corporation                               New Jersey
                  Piper Financial Services, Inc.                                        New Jersey
         MSFG, Inc.                                                                     New Jersey
                  Meeker Sharkey Financial Group, Inc.                                  New Jersey
                           Meeker Sharkey Devine Company, Inc.                          Pennsylvania
                  Meeker Sharkey Benefit Consultants, Inc.                              New Jersey
                           Straband, L.L.C.                                             New Jersey
         New Jersey Affiliated Financial Services, Inc.                                 New Jersey
         Palservco, Inc.                                                                New Jersey
         Philadelphia Benefits Corporation                                              Pennsylvania(NJ)
         Pipco-On-The-Hudson, Inc.                                                      New Jersey
                  Alternative Financial Group, Inc.                                     Pennsylvania
                  NewPip Properties Co., Ltd.                                           New Jersey
                  Pipco Delaware, Ltd.                                                  Delaware
                  Pipco Parsippany, Inc.                                                New Jersey
                  PipHyde Park, Limited                                                 New York
                  PipQuarryCo, Inc.@                                                    New Jersey
         Rockof Corp.                                                                   New York(NJ)
                  CTC Investment Co.                                                    Delaware
                  STC Investment Holding Company                                        New Jersey
         Seagull Beaver Dam, Inc.                                                       New Jersey



NAME                                                                                    INCORP./(AUTH)
----                                                                                    --------------
[Summit Bancorp. (cont.)]
[Summit Bank (cont.)]
         S.A.R. Realty Holding Corporation                                              New Jersey
         Securitization Subsidiary I, Inc.                                              New Jersey
         Sethmark Holding Corp.                                                         New York
                  Sethmark Capital Corporation                                          New York
         Shikiar Associates, Inc. (D.B.A. Madison Consulting Group)                     New Jersey
         SJK Asset Corporation                                                          New Jersey
         Smithcrest Realty, Inc.                                                        New Jersey
         Somerset Investment Company, Inc.                                              New Jersey
         Summit Commercial Leasing Corporation (99%)                                    New Jersey(several)
         Summit Customer Services, Inc.                                                 New Jersey(MD)(PA)
         Summit International Trade Finance Corp.                                       New Jersey
                  Summit Trade Finance (HK), Limited                                    Hong Kong
         Summit Mortgage Banking Services, Inc.                                         New Jersey(NY)(DE)(PA)
         Summit Municipal Lien Investment Corp.                                         New Jersey
         Summit Participation Corp.                                                     New York
         UJB Financial Service Corporation (DBA Summit Service Corp.)(80.6%)            NJ
         Ver Valen, Inc.                                                                New Jersey
         W.M. Ross & Co., Inc.                                                          New Jersey
                  Millburn Service Plan, Inc.                                           New Jersey
                  Ross Alternative Risk Managers, Inc.                                  New Jersey
Summit Capital Trust I                                                                  Delaware
Summit Commercial Corp.                                                                 New Jersey(CT)(MD)(NY)
Summit Commercial Leasing Corporation (1%)                                              New Jersey(several)
Summit Commercial/Gibraltar Corp.                                                       New York
Summit Corporate Secretary, Inc.                                                        New Jersey
Summit Credit Life Insurance Company                                                    Arizona
Summit Venture Capital, Inc.                                                            New Jersey
The Summit Mortgage Company, Inc.                                                       New Jersey(NY)
United Jersey Financial Corp.                                                           New Jersey
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#:   Summit Bank (NJ) and Summit Bank (PA) hold equity interests in numerous limited partnerships operating low-income housing and receiving tax credits.

@: PipQuarryCo, Inc. holds equity positions in two unaffiliated corporations taken in consideration of debts previously contracted.